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                                                                    EXHIBIT 23.2

                 CONSENT OF CAPLIN MEEHAN, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of CBT Group PLC for the registration of 4,384,946 Ordinary Shares and to the incorporation by reference therein of our report dated April 1, 1999, with respect to the combined financial statements of Knowledge Well Group Limited and Knowledge Well Limited, included in the 8-K/A, filed with the Securities and Exchange Commission on July 19, 1999.

/s/ Caplin Meehan, Independent Auditors
Dublin,
Ireland
July 23, 1999